UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):  June 18, 2010

CHINA INFRASTRUCTURE INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34150	88-0484183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province The People’s Republic of China
(Address of principal executive offices)

Registrant's telephone number, including area code: (001) 86-375-2754377

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of matters to a vote of security holders.

On June 18, 2010, China Infrastructure Investment Corporation, a Nevada corporation (the “Company”), held an annual meeting of its stockholders (the “Annual Meeting”).  There were present at the Annual Meeting, in person or by proxy, holders of 77,310,962 shares of the Company’s common stock, or 96.64% of all shares eligible to vote on the subject proposals.

Proposal 1

Li Xipeng, Huang Yuemin, Xu Huiqing, Li Changlai, Aaron Zhu, Sun Jianhao and Zhang Chunxian were elected to the Company’s board of directors for a term of one year as follows:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Li Xipeng	68,568,149	40	4,975	8,737,798
Huang Yuemin	68,565,149	3,040	4,975	8,737,798
Xu Huiqing	68,565,189	3,000	4,975	8,737,798
Li Changlai	68,565,189	3,000	4,975	8,737,798
Aaron Zhu	68,565,189	3,000	4,975	8,737,798
Sun Jianhao	68,565,149	3,040	4,975	8,737,798
Zhang Chunxian	68,565,189	3,000	4,975	8,737,798

Proposal 2

Weinberg & Company, P.A. was ratified to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2010. The voting totals were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
77,257,417	50,345	3,200	0

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2010	CHINA INFRASTRUCTURE INVESTMENT CORPORATION

	By:	/s/ Li Xipeng
	Name:	Li Xipeng
	Its:	Chief Executive Officer